Exhibit 99.1

News Release

Contact:
Brad Cohen
Public Relations
Quantum Corp.
+1 (408) 944-4044
brad.cohen@quantum.com

Brinlea Johnson or Allise Furlani
Investor Relations
The Blueshirt Group
+1 (212) 331-8424 or +1 (212) 331-8433
brinlea@blueshirtgroup.com or allise@blueshirtgroup.com

For Release: April 18, 2016 5:05 a.m. PDT

Quantum Names Fuad Ahmad Chief Financial Officer

Executive Brings 25 Years of Financial Experience

SAN JOSE, Calif. - April 18, 2016 - Quantum Corp. (NYSE: QTM) today announced that Fuad Ahmad has been appointed senior vice president and CFO, effective April 15, 2016. He brings 25 years of financial experience to the role, including over 12 years as a CFO for three different public and private companies. Ahmad is currently a partner at FLG Partners LLC, a leading CFO consulting and board advisory firm based in Silicon Valley.

“Fuad has a broad range of executive experience driving increased growth and profitability in different technology sectors,” said Jon Gacek, president and CEO of Quantum. “This experience will serve Quantum well as we build on the progress we made in key areas during fiscal 2016 and look to capitalize on our scale-out storage opportunities, to further leverage our data protection assets and to deliver greater shareholder value in this new fiscal year and beyond.”

Ahmad joined FLG Partners in 2013 and has been advising various companies on matters ranging from scaling their operations and growth and financing strategies to restructuring and reorganizations. Prior to FLG Partners, he was CFO of Sezmi Inc., a provider of cloud-based, turnkey video solutions for personalized and multi-screen offerings serving telecommunications, media/content and ISP companies. During his tenure, Ahmad played a central role in tripling revenue growth while reducing operating expenses more than 50 percent.

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Exhibit 99.1

From 2004 to 2010, Ahmad was senior vice president and CFO of Globalstar Inc., an industry-leading provider of mobile satellite voice and data services with operations in over 30 countries servicing more than 650,000 subscribers. While at the company, he led its IPO following a period of robust growth and profitability.

“The storage challenges posed by more demanding workflows and the strength of Quantum’s product portfolio in addressing these challenges are providing new opportunities for the company, which is reflected in the positive preliminary fourth quarter results announced today,” said Ahmad. “I look forward to working with Jon and the rest of the management team to capitalize fully on these opportunities and deliver increased growth, profitability and cash flow.”

About Quantum
Quantum is a leading expert in scale-out storage, archive and data protection, providing solutions for capturing, sharing and preserving digital assets over the entire data lifecycle. From small businesses to major enterprises, more than 100,000 customers have trusted Quantum to address their most demanding data workflow challenges. Quantum’s end-to-end, tiered storage foundation enables customers to maximize the value of their data by making it accessible whenever and wherever needed, retaining it indefinitely and reducing total cost and complexity. See how at www.quantum.com/customerstories.

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Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement: This press release contains “forward-looking” statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Specifically, but without limitation, statements relating to: i) Mr. Ahmad’s experience serving Quantum well as we look to capitalize on our scale-out storage opportunities, to further leverage our data protection assets and to deliver greater shareholder value in this new fiscal year and beyond, and ii) Mr. Ahmad working with management to capitalize fully on our opportunities and deliver increased growth, profitability and cash flow, are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statements. More detailed information about these risk factors are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in Quantum’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 5, 2016 and in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 12, 2015. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

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